                                                             OMB APPROVAL
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            Killbuck Bancshares, Inc.
                (Name of Registrant as Specified In Its Charter)

 ______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            KILLBUCK BANCSHARES, INC.

                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                           ANNUAL SHAREHOLDERS MEETING

                                 APRIL 23, 2007

                            KILLBUCK BANCSHARES, INC.
                               165 N. Main Street
                               Killbuck, OH 44637

                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 April 23, 2007

TO THE HOLDERS OF SHARES OF COMMON STOCK:

     Notice is hereby given that the Annual Meeting of the Shareholders of Killbuck Bancshares, Inc. (the "Corporation") will be held at the main office of the Corporation, 165 N. Main Street, Killbuck, Ohio, on Monday, April 23, 2007, at 7:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of three Directors (to be elected to Class C of the Corporation's staggered Board of Directors) to serve a three-year term or until their successors shall have been elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation.

     Shareholders of record at the close of business on March 16, 2007, are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

                                        By order of the Board of Directors


                                        Luther E. Proper
                                        ----------------------------------------
                                        Luther E. Proper, President and Chief
                                        Executive Officer

March 19, 2007

                                    IMPORTANT

     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                            KILLBUCK BANCSHARES, INC.
                                 KILLBUCK, OHIO

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Killbuck Bancshares, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Monday, April 23, 2007, in accordance with the foregoing notice.

     Killbuck Bancshares, Inc. is a registered bank holding company of which The Killbuck Saving Bank Company (hereinafter collectively "Corporation") is its principal subsidiary.

     The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on or about March 19, 2007.

     Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted "FOR" the election of the three persons listed in this Proxy Statement.

                              DIRECTOR INDEPENDENCE

     The Nominating and Governance Committee of the Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a)(15) of the NASDAQ Marketplace Rules, with the exception of Luther E. Proper, who is the Chief Executive Officer of the Corporation, and Allan R. Mast, who is the President of Holmes M&M Construction Co. Directors deemed independent by the Nominating and Governance Committee include Messrs Baker, Bratton, Miller, Mullet, Patterson, Taylor and Yoder. In making its determination regarding the independence of all directors, the Nominating and Governance Committee reviewed and considered the following related party transactions:

     Director Miller: During 2006, the Corporation paid legal fees in the amount of $59,316 to the law firm of Miller, Mast & Mason, Ltd., of which Director Miller is a partner. Upon review, the Nominating and Governance Committee determined that the Corporation's relationship with Miller, Mast & Mason, Ltd. did not cause Director Miller to not meet the independence standards of Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

     Director Mast: During 2006, the Corporation made payments to Holmes M&M Construction Co. in the amount of $254,600 in connection with the refurbishing of one of the Bank's branch office locations. This amount exceeded 5% of the construction company's gross revenues for the year, thereby causing Mr. Mast to not meet the independence standards of Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on March 16, 2007, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 16, 2007, the Corporation had outstanding 638,010 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date.

     All Directors and Executive Officers of the Corporation as a group (comprised of eleven individuals), beneficially held 15,926 shares of the Corporation's common stock as of March 16, 2007, representing 2.50 percent of the outstanding common stock of the Corporation.

                             PRINCIPAL SHAREHOLDERS

     To the Corporation's knowledge, except as noted below, no person or entity owns beneficially, directly or indirectly, 5 percent or more of the Corporation's outstanding common stock as of March 16, 2007.

                                         AMOUNT AND NATURE OF     % OF
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP(1)   CLASS
------------------------------------   -----------------------   -----
The Holmes Limestone Co.                   45,120 Shares(2)       7.07
P.O. Box 295
Berlin, Ohio 44610

Thomas D. Gindlesberger                    35,000 Shares(2)       5.49
401 Port Washington Road
Millersburg, Ohio 44654

----------
(1) All shares subject to sole voting and investment power unless otherwise indicated.

(2) The source for this information is a Form SC 13-G, as filed by shareholder with the Securities and Exchange Commission on August 27, 1998.

                PROPOSAL #1 ELECTION OF DIRECTORS AND INFORMATION
                     WITH RESPECT TO DIRECTORS AND OFFICERS

               CLASSIFICATION SYSTEM FOR THE ELECTION OF DIRECTORS

     The Corporation has a staggered system for the election of Directors. Directors are divided into three classes as nearly equal in number as possible. The Corporation has nine Directors, and they are elected to serve a three-year term. The three nominees receiving the greatest number of votes will be elected as Directors. There is no minimum number of votes required to elect a Director. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election. The Board of Directors has no policy regarding Board member attendance at the annual meeting of shareholders. All nine Directors were in attendance at last year's meeting of the shareholders.

                      INFORMATION WITH RESPECT TO NOMINEES

     The following information is provided with respect to each Class C (term to expire in 2007) nominee for Director and each present and continuing Director whose term of office extends beyond the Annual Meeting of the Corporation's Shareholders.

                          Principal Occupation During    Director of the
      Name and Age              Past Five Years         Corporation Since
      ------------        ---------------------------   -----------------
Ted Bratton               Farmer                               1999
(Age 46)
Term expires 2007

Max A. Miller             Attorney-at-Law,                     2001
(Age 51)                  Miller, Mast & Mason, Ltd.
Term expires 2007

Michael S. Yoder          Owens-Brockway                       1994
(Age 64)                  (Retired 1999)
Term expires 2007

    THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THIS PROPOSAL #1.

        INFORMATION WITH RESPECT TO DIRECTORS NOT STANDING FOR REELECTION

                          Principal Occupation During    Director of the
      Name and Age              Past Five Years         Corporation Since
      ------------        ---------------------------   -----------------
Dean J. Mullet            CEO, Mullet Cabinet, Inc.            1996
(Age 55)                  and CEO, Fryburg Door
Term expires 2009

Luther E. Proper          President and CEO, Killbuck          1992
(Age 58)                  Bancshares, Inc. and The
Term expires 2009         Killbuck Savings Bank Co.
                          Mr. Proper's term as
                          executive officer is
                          subject to annual renewal
                          by resolution of the Board
                          of Directors.

Allan R. Mast, Chairman   President, Holmes M&M                1992
(Age 57)                  Construction Co.
Term expires 2009

John W. Baker             Retired                              1992
(Age 62)                  (Former President, Burgett
Term expires 2008         Insurance)

Gail E. Patterson         Retired                              2006
(Age 63)                  (Former President and CEO,
Term expires 2008         Holmes-Wayne Electric
                          Co-Op)

Kenneth E. Taylor         Farmer                               1992
(Age 54)
Term expires 2008

     The business experience of each of the above-listed nominees and Directors during the past five years was that typical to a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees and Directors has had the same position or another executive position with the same employer during the past five years.

     Shareholders desiring to nominate individuals to serve as Directors may do so by following the procedure outlined in the Corporation's Code of Regulations requiring advance notice to the Corporation of such nomination and certain information regarding the proposed nominee.

                        SECURITY OWNERSHIP OF MANAGEMENT

                              Shares of Corporation Common Stock   Percentage of Beneficial
            Name               Owned Beneficially as of 3/16/07     Ownership as of 3/16/07
            ----              ----------------------------------   ------------------------
Max A. Miller                                  500                            .08%
John W. Baker                                  106                            .02%
Theodore A. Bratton(1)                         269                            .04%
Gail E. Patterson (2)                        1,135                            .18%
Craig A. Lawhead (3)                         1,870                            .29%
Allan R. Mast (4)                            2,115                            .33%
Dean J. Mullet(5)                              701                            .11%
Luther E. Proper                             7,105                           1.11%
Kenneth E. Taylor                            1,675                            .26%
Michael S. Yoder(6)                            400                            .06%
Diane S. Knowles                                50                            .01%
All directors and executive
   officers as a group
   (11 persons)                             15,926                           2.50%

----------
(1) Includes 142 shares owned individually, 107 shares owned jointly with spouse and 20 shares owned individually by son.

(2) Includes 227 shares owned individually and 908 shares owned jointly with spouse.

(3) Includes 755 shares owned individually, 895 shares owned jointly with spouse, 200 shares owned individually by spouse and 20 shares owned individually by daughter.

(4) Includes 395 shares owned individually, 905 shares owned jointly with spouse and 815 shared owned by Holmes M&M Construction

(5) Includes 150 shares owned individually, 351 shares owned jointly with spouse and 200 shares owned individually by spouse.

(6) Includes 250 shares owned individually and 150 shares owned individually by spouse.

         COMMITTEES OF, AND COMMUNICATIONS WITH, THE BOARD OF DIRECTORS

     Committees

     The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Code of Regulations of the Corporation, the Board of Directors has appointed and maintains an Audit Committee, Nominating and Governance Committee, Executive Committee, and Investment & Funds Committee and Loan Committee.

     The Corporation's nominating function is performed by the Nominating and Governance Committee, which is composed of Messrs. Baker, Bratton, Mullet, Mast and Miller (Chairman). In conducting its nominating function, the Nominating and Governance Committee is responsible for making annual nominations for Directors to fill vacancies created by expired terms of Directors and from time to time, making appointments to fill vacancies created prior to the expiration of a Director's term. During 2006, the Nominating and Governance Committee met once to consider and act upon the nomination of Directors. With the exception of Director Mast, President of Holmes M&M Construction Co., each member of the Nominating and Governance Committee meets the independence requirements prescribed under Rule 4200 of the NASDAQ Marketplace listing standards. The Board of Directors has adopted a written charter for the Nominating and Governance Committee which may be found on the Corporation's website at http://www.killbuckbank.com. While the Nominating and Governance Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Corporation's shareholders for nominees. Shareholders may submit the name and qualifications of a recommended nominee for election to the board of directors to the attention of the Chairman of the Nominating and Governance Committee. Each shareholder recommendation that is supported by adequate information about the candidate's qualifications will be evaluated by the Nominating and Governance Committee. Shareholders may refer to the criteria set forth in the Corporation's Code of Regulations and the Killbuck Bancshares, Inc. Corporate Governance Guidelines regarding nominee qualifications. The Nominating and Governance Committee is not obligated to recommend to the Board, nor is the Board obligated to nominate, any such individual for election to the Board of Directors. Shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Corporation's Code of Regulations. These procedures are discussed more thoroughly in this proxy statement under the section captioned "Shareholder Proposals."

     The identification and evaluation of all candidates for nominee to the Board of Director are undertaken on an ad hoc basis within the context of the Corporation's strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including: the depth and breadth of the candidate's business and civic experience in leadership positions; the candidate's particular skills or expertise; the candidate's integrity, independence and experience (including experiences in finance and banking); the candidate's familiarity with accounting rules and practices; and the candidate's compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Corporation and its shareholders, which factors may change from time to time.

     The Executive Committee of the Board is responsible for administering the Corporation's employee benefit plans; setting the compensation of the President and Chief Executive Officer; reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Executive Committee is composed of Messrs. Baker, Bratton, Mullet, Mast and Miller (Chairman). The Executive Committee met 12 times during 2006. With the exception of Director Mast, President of Holmes M&M Construction Co., each member of the Executive Committee meets the independence requirements prescribed under Rule 4200 of the NASDAQ Marketplace listing standards. The Board of Directors has adopted a written charter governing the compensation responsibilities of the Executive Committee which may be found on the Corporation's website at http://www.killbuckbank.com.

     The Company has an Audit Committee established by and amongst the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee's primary function involves the overseeing of the accounting and financial reporting process of the Company and the audits of its financial statements. In this regard, the Audit Committee is responsible for the engagement of the independent auditors, reviewing with those independent auditors the plans and results of the audit engagement, approving the annual audit plans, reviewing the results of procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Company's financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Company's internal controls and similar functions, and approving all audit and non-auditing services performed by the independent auditors. The Audit Committee is composed of Messrs. Baker, Patterson, Taylor and Yoder (Chairman). All members of the Audit Committee met the independence standards of the NASDAQ Marketplace listing standards. The Board of Directors has determined that the Corporation does not have an Audit Committee "financial expert," as that term is defined under Item 407 of the Securities and Exchange Commission Regulation S-K. However, the Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. At this time, the Board does not believe it is necessary to actively search for an outside person to serve on the Board who would qualify as a financial expert. The Board of Directors has adopted a written charter for the Audit Committee which may be found on the Corporation's website at http://www.killbuckbank.com. The Audit Committee met 4 times during 2006.

     The Investment & Funds Committee is responsible for reviewing the securities portfolio of the Corporation and makes recommendations to the full Board on matters affecting the market for the Corporation's common stock and the Corporation's dividend policy.

     The Loan Committee reviews loan policy matters and approves loan requests as required by internal policy.

     The Board of Directors of the Corporation meets bi-monthly for its regular meetings and upon call for special meetings. During 2006, the Board met 24 times. All Directors of the Corporation attended at least 75 percent of the Board and Committee Meetings that they were scheduled to attend during 2006.

     The Board has also adopted the Killbuck Bancshares, Inc. Code of Ethics and Business Conduct, which you may find on the Corporation's website at http://www.killbuckbank.com.

     Communications with the Board of Directors

     The Board of Directors has not established a formal process for security holders to send communications to the board of directors. The Board of Directors has determined that in light of the general accessibility of the directors in the community served by the Company, no formal process is required. However, an employee, officer or other interested party who has an interest in communicating with non-management members of the Board of Directors may do so by directing the communication to the Chairman of the Nominating and Governance Committee.

                             AUDIT COMMITTEE REPORT


     The Audit Committee of the Corporation's Board of Directors (the "Committee") is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors. The members of the Committee are directors Baker, Patterson, Taylor and Yoder. The Committee recommends to the Board of Directors the selection of the Corporation's independent auditors.

     Management is responsible for the Corporation's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

     The Corporation's independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB, and the Committee discussed with the independent auditors that firm's independence. The Committee has considered whether the provision of non-audit services by the independent auditors to the Corporation and its subsidiaries is compatible with maintaining the independence of the independent auditors.

     Based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the Securities and Exchange Commission.

Michael S. Yoder, Chairman
John W. Baker
Kenneth E. Taylor
Gail E. Patterson

                                     AUDIT FEES

The Corporation's independent auditors billed the aggregate fees shown below for audit and all other services rendered to Corporation and its subsidiaries for fiscal years 2006 and 2005, respectively.

                       2006        2005
                     -------     -------
AUDIT FEES           $40,800     $46,200
AUDIT-RELATED FEES    11,332(1)    5,025
TAX FEES               8,450(2)    8,200
ALL OTHER FEES             0           0

----------
(1) Audit-Related Fees paid for fiscal year 2006 include assurance and related services, travel expenses, and the processing of the Company's reports on Form 10-Q and 10-K for filing with the Commission.

(2) Tax Fees paid for fiscal year 2006 include return preparation and related consulting services

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                      COMPENSATION DISCUSSION AND ANALYSIS

     Introduction. The Executive Committee, in its role as the compensation committee, administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs, for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the board with respect to director compensation. The Executive Committee annually evaluates the performance, considers compensation adjustments and makes a recommendation to the full Board of Directors regarding the level of compensation for Mr. Proper. The Executive Committee determines the level of compensation for all other Executive Officers within the constraints of the amounts approved by the Board. In this regard, the Executive Committee conducts reviews, assembles compensation survey data and makes any necessary recommendations to the full Board of Directors regarding compensation matters. The President and Chief Executive Officer participates with respect to the Committee's decisions concerning other executive officers of the Corporation.

     The Executive Committee operates under a charter adopted by the board of directors. The Executive Committee annually reviews the adequacy of its charter and recommends changes to the board for approval. The charter grants the Committee the authority to retain and terminate advisors, including compensation consultants, accountants and legal counsel, to assist in discharging its duties. The Executive Committee meets at scheduled times during the year and also acts upon occasion by written consent. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the board of directors.

     Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. Toward this end, the management Executive Committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

     - Support a pay-for-performance policy that rewards executive officers for corporate performance.

     -    Motivate executive officers to achieve strategic business goals.

     - Provide competitive compensation opportunities critical to the Corporation's long-term success.

     The committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.

     The Committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, may use the services of independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Corporation and its subsidiaries. In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

     There are two principal components of the compensation program for all Executive Officers of the Corporation and its commercial bank subsidiaries; a base salary component and a cash bonus incentive component. The Corporation also has a 401(k) plan. The accounting and tax treatment of particular forms of compensation materially do not affect the committee's compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

     Components of Compensation. The elements of total compensation paid by the Corporation to its senior officers, including the President and Chief Executive Officer (the "CEO") and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the "Named Executive Officers"), include the following:

     -    Base salary;

     -    Awards under our cash-based bonus compensation program;

     -    Awards under our 401(k) and money purchase pension plan;

Base Salary. It is the Executive Committee's policy that a competitive base salary is essential in order to retain quality executive personnel. The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The Committee reviews peer group data and compensation surveys sponsored by trade and consulting groups within the financial services industry to establish a market-competitive executive base salary program. The reports and surveys utilized by the Committee generally break down overall compensation data into subcategories based upon the relative asset size of the various respondent institutions. The Committee primarily utilizes the compensation data within its respective asset category. For purposes of salary determinations made for the previous year, the Executive Committee used the Delves Group BAI 2006 Key Executive Bank Cash Compensation Survey (Great Lakes Region) as its primary peer data resource. Based upon an analysis of the report data, the Committee determines an appropriate competitive salary range for each named executive officer. The Committee also undertakes a subjective evaluation of the performance of each respective individual and the performance of the Corporation overall for the previous fiscal year. The exact placement of each named executive officer within the pre-established range is determined by a final subjective evaluation by the Committee of the performance of the executive during the prior year. The

Committee uses no particular criteria in making performance-related determinations. Salary income for each Named Executive Officer for calendar year 2006 is reported in the "Salary" column of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis. The base salary amounts shown in the Summary Compensation Table include: fees paid to Mr. Proper in the amount of $16,400 for service as a director of the Corporation and the Bank; and fees paid to Ms. Knowles in the amount of $2,100 for service in her capacity as the Secretary of the boards of the Corporation and the Bank.

Incentive Bonus Compensation. It is the Executive Committee's policy that a significant portion of employee compensation should be payable annually in the form of a bonus based principally upon the overall financial performance of the Corporation. The Corporation maintains a cash bonus plan (the "Bonus Plan") which, with respect to Named Executive Officers, is comprised of two components. The first component consists of the profit sharing bonus, which is open to all employees and payable out of a bonus pool equal to 2.75% of the Corporation's net income before income taxes. In 2006, all employees of the Corporation received 5.4168% of their base salaries pursuant to the profit sharing bonus component. Officers of the Corporation may also receive a discretionary cash bonus award under the Bonus Plan, the amount of which is based primarily upon a subjective evaluation of the performance of the respective individual and the overall performance of the Corporation for the previous fiscal year. As in the case of salary determinations, the Committee uses no particular criteria in making performance-related determinations. All payments under the Bonus Plan are shown in the "Bonus" column of the Summary Compensation Table.

Integrated Money Purchase Pension and 401(k) Plan. The Corporation maintains an integrated money purchase pension plan and a 401(k) plan. Under the integrated money purchase pension plan contribution formula, the Corporation, for each plan year, will contribute an amount equal to 8% of an employee's compensation for the plan year and 5.7% of the amount of an employee's excess compensation for the plan year. Excess compensation is a participant's compensation in excess of the designated integration level. This designated integration level is 100% of the taxable wage base in effect at the beginning of the plan year. The federal government annually adjusts the taxable wage base. This plan does not permit nor require employees to make contributions to the plan.

     The 401(k) plan allows employees to make salary reduction contributions to the plan up to 20% of a participant's compensation. For each plan year, the Corporation may contribute to the plan an amount of matching contributions for a particular plan year, but the Bank may choose not to make matching contributions for a particular year. For 2006, the Bank matched 25% of the employees' voluntary contributions up to 1% of the employee's compensation. The maximum annual contribution to a participant's retirement account for 2006 could not exceed $44,000.

     Both plans cover substantially all employees with one year of service and attained age 21. The Corporation's contributions under these plans on behalf of the Named Executive Officers is included in the "all other compensation" column in the summary compensation table.

Group Life, Health and Disability Benefits. The Corporation provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The Committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Corporation is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for the Corporation's bank-owned life insurance ("BOLI") arrangements with certain executive officers, our employee benefits plans are provided on a non-discriminatory basis to all employees.

     The Corporation has BOLI arrangements with Messrs. Proper and Lawhead that provide a death benefit in the amount of $20,000 payable to the respective executive's beneficiaries upon death. The Corporation has purchased life insurance policies on the lives of Messrs. Proper and Lawhead in amounts sufficient to provide the sums necessary to pay the beneficiaries, and the Corporation pays all premiums due on the policies. The economic benefit (the imputed income amount of this insurance) for the year 2006 to the named executive officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column "All Other Compensation."

     2006 Executive Officer Compensation. For 2006 the executive officers named in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level.

     Adjustments in 2006 base salary were based upon each Named Executive's annual performance review, an annual review of peer compensation, and the overall performance of the company. These adjustments are consistent with the company's salary budget which is approved by the Executive Committee and becomes part of the overall budget approved annually by the board of directors.

     The Corporation provides a reasonable level of personal benefits, and perquisites to one or more Named Executive Officers to support the business interests of the bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each named executive officer is less than the reporting threshold value of $10,000.

     As part of its compensation program the Corporation has entered into agreements with each of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events, including under certain circumstances following a change in control of the Corporation. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive's terms and conditions of employment. See Employment Contracts and Payments Upon Termination or "Change in Control" below for a more detailed description of these events. the Corporation believes that this structure will help: (i) assure the executives' full attention and dedication to the company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives' objectivity for shareholders' interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

                          COMPENSATION COMMITTEE REPORT

     The management compensation committee has reviewed and discussed with management the compensation discussion and analysis set forth above. Based on such review and discussions, the management compensation committee has recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2006, filed by us with the Securities and Exchange Commission.

                                                          COMPENSATION COMMITTEE

                                                            Max Miller, Chairman
                                                                      John Baker
                                                                     Ted Bratton
                                                                      Allan Mast
                                                                     Dean Mullet

     The following table sets forth the annual and long-term compensation for the Corporation's Named Executive Officers for 2006.

                           SUMMARY COMPENSATION TABLE

                                                                                    CHANGE IN PENSION
                                                                                        VALUE AND
                                                                      NON-EQUITY       NONQUALIFIED
                                                     STOCK  OPTION  INCENTIVE PLAN       DEFERRED        ALL OTHER
    NAME AND PRINCIPAL            SALARY    BONUS   AWARDS  AWARDS   COMPENSATION      COMPENSATION    COMPENSATION
         POSITION          YEAR     ($)      ($)      ($)     ($)         ($)          EARNINGS ($)       ($) (1)    TOTAL ($)
    ------------------     ----  --------  -------  ------  ------  --------------  -----------------  ------------  ---------
Mr. Luther E. Proper       2006  $192,400  $41,492    --      --          --                --            $28,609     $262,491
President and Chief
Executive Officer

Ms. Diane S. Knowles       2006   113,123   21,688    --      --          --                --             14,568      149,379
Senior Vice President and
Chief Financial Officer

Mr. Craig A. Lawhead       2006   117,500   24,013    --      --          --                --             15,653      157,166
Executive Vice President

----------
(1) The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (1) contributions by the Corporation to its 401(k) Plan on behalf of the Named Executive Officers as follows - Mr. Luther E. Proper, $28,054; Ms. Diane S. Knowles $14,448; and Mr. Craig A. Lawhead $15,433; (2) the economic benefit of life insurance coverage provided for the benefit of the Named Executive Officers as follows - Mr. Luther E. Proper, $555; Ms. Diane S. Knowles $120; and Mr. Craig A. Lawhead $220.

                     EMPLOYMENT CONTRACTS AND PAYMENTS UPON
                       TERMINATION OR "CHANGE IN CONTROL"

     On April 25, 2005, the Corporation entered into certain severance/change-in-control agreements with Messrs. Proper and Lawhead and with Ms. Knowles. Each agreement is for a one year period and is renewable annually upon resolution of the Board of Directors. The agreements provide that each Named Executive Officer will be entitled to a severance benefit in the event of their involuntary termination of employment (other than for cause) following a "change in control" (as defined under the agreement) of the Corporation. In the event any of the Named Executive Officers are terminated in connection with a change in control, the agreement provides for payments as follows: 2.99 times the "base amount" (as defined in Section 280G of the Internal Revenue Code) of Mr. Proper's annual earnings; 2.00 times the base amount of Mr. Lawhead's annual earnings; and 2.00 times the base amount of Ms. Knowles' annual earnings. Under certain delineated circumstances, each of the Named Executive Officers is also entitled to the respective multiple of his or her base amount in the event he or she voluntarily terminates employment following a change in control. If a change in control had occurred as of December 31, 2006, this would have resulted in payments to the executives as shown on the table below.

     The agreement further provides that, in the event any of the Named Executive Officers is terminated by the Corporation without "just cause" (as defined under the agreement), other than in connection with a change in control, the Corporation shall continue to pay his or her current salary up until the termination date of the current term of the agreement, as well as the approximate cost of the Named Executive's current health, life, disability, and other benefits through such date. The table below shows the amount of payments to the respective Named Executive Officers that would have been payable had they been termination without just cause on December 31, 2006. Also shown in the table are amounts that would be payable to the executive or their estate pursuant to the Corporation's BOLI and group life insurance arrangements.

                        AMOUNTS PAYABLE ON       AMOUNTS PAYABLE ON        AMOUNTS PAYABLE ON
                       TERMINATION WITHOUT   TERMINATION IN CONNECTION      DEATH UNDER LIFE
  NAME OF EXECUTIVE         JUST CAUSE        WITH A CHANGE IN CONTROL   INSURANCE ARRANGEMENTS
  -----------------    -------------------   -------------------------   ----------------------
Mr. Luther E. Proper         $56,452                  $526,240                  $114,000
Ms. Diane S. Knowles          35,973                   222,000                    85,000
Mr. Craig A. Lawhead          38,021                   235,000                   122,361

                              DIRECTOR COMPENSATION

                                                            CHANGE IN PENSION
                                                                VALUE AND
                         FEES                NON-EQUITY        NONQUALIFIED
                      EARNED OR    STOCK   INCENTIVE PLAN        DEFERRED         ALL OTHER
                       PAID IN    AWARDS    COMPENSATION       COMPENSATION     COMPENSATION
        NAME           CASH ($)     ($)         ($)            EARNINGS ($)          ($)       TOTAL ($)
        ----          ---------   ------   --------------   -----------------   ------------   ---------
John W. Baker          $21,300       0            0                 0                 0         $21,300
Theodore A. Bratton     17,900       0            0                 0                 0          17,900
Allan R. Mast           14,400       0            0                 0                 0          14,400
Max A. Miller           14,800       0            0                 0                 0          14,800
Dean J. Mullet          11,800       0            0                 0                 0          11,800
Kenneth E. Taylor       21,000       0            0                 0                 0          21,000
Michael S. Yoder        13,600       0            0                 0                 0          13,600
Gail E. Patterson          450       0            0                 0                 0             450
Luther E. Proper        16,400*      0            0                 0                 0          16,400*

* This amount is included in Mr. Proper's salary as reported in the "Salary" column of the Summary Compensation Table.

     Directors of the Corporation and its subsidiary, The Killbuck Savings Bank Company, received an annual retainer of $10,800 during 2006. The Chairman of the Board received an annual retainer of $12,000. In addition, committee members receive $200 per committee meeting attended.

EXECUTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND OTHER RELATED TRANSACTIONS

     The following individuals served as members of the Executive Committee during the last completed fiscal year: John Baker; Ted Bratton; Max Miller; Dean Mullet; and Allan Mast. Additionally, Luther E. Proper, the Corporation's President and Chief Executive Officer served as an Ex Officio member of the Executive Committee of the Corporation, which is responsible for compensation matters (see "Report of the Executive Committee of Killbuck Bancshares, Inc. on Compensation" in this Proxy Statement). Although Mr. Proper attends meetings of the Executive Committee as an Ex Officio member, he did not attend those portions of meetings, nor participate in any decisions, regarding his own compensation as an Executive Officer. With the exception of Director Mast, President of Holmes M&M Construction Co., all members of the compensation committee are independent directors, as determined by reference to the definition of "independent" under the NASDAQ Marketplace Rules. During 2006, the Corporation made payments to Holmes M&M Construction Co. in the amount of $254,600 in connection with the refurbishing of one of the Bank's branch office locations. This amount exceeded 5% of the construction company's gross revenues for the year, thereby causing Mr. Mast to not meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers Marketplace Rules. No member of the Executive Committee is a present or past employee or officer of the Corporation or the Bank.

     In addition, all directors of the Corporation and their associates were customers of, and have had transactions with, the Corporation in the ordinary course of business during 2006. These transactions consisted of extensions of credit by the Corporation in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of the Corporation, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The Corporation expects to have, in the future, banking transactions in the ordinary course of its business with Directors and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time of comparable transactions with others.

     Except for the transactions described above, including banking transactions in the ordinary course of business, no director, executive officer or beneficial owner of more than five percent of the Corporation's outstanding voting securities (or any member of their immediate families) engaged in any transaction with the Corporation during 2006 in which the amount involved exceeded $120,000. It is however customary and routine for directors, officers and employees of community banks and their spouses, family members and associates to do business with their community bank. Such a relationship, including routine banking business, is viewed as beneficial to the Corporation and is encouraged, so long as such relationships are fair and reasonable to the Corporation and are entered into upon terms and conditions generally available to the public, or similar to that which could be obtained from an independent third party. In that regard, pursuant to the Corporation's Code of Ethics and Business Conduct, the Corporation may do business and have financial dealings with directors, officers and employees and their respective spouses, family members and associates provided either of the following criteria are satisfied:

     - such business or financial dealings involve the Corporation's subsidiary banks or any other financial services subsidiary providing banking or financial services to such person in the ordinary course of business upon terms and conditions generally available to the public, to the extent such arrangements are made in compliance with all applicable banking and securities laws and regulations; or

     - the terms and conditions of such relationship have been presented to and approved by the Audit Committee of the Corporation's Board of Directors, including any "related party transaction" requiring disclosure in the Corporation's annual meeting proxy statement. In the event any member of the Audit Committee, any entity controlled by such member, or any associate or family member of such member, proposes to provide products or services to the Corporation, such member must recuse him or herself from the discussion and decision about the appropriateness of such arrangement.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports with regard to their ownership of Corporation Shares, and changes in such ownership, with the Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Corporation or written representations that no Form 5s were required, the Corporation believes that during 2006 all Section 16(a) filing requirements applicable to its Officers and Directors were complied with. The Corporation has no shareholders who are ten percent beneficial owners.

                              SELECTION OF AUDITORS

     S.R. Snodgrass, A.C. has been appointed to serve as the Independent Auditor for the Corporation and its subsidiary for the fiscal year ended December 31, 2006. It is the intention of the Corporation to appoint S.R. Snodgrass, A.C. as Independent Auditor for 2007. Representatives of S.R. Snodgrass, A.C. are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to have the opportunity to make any statements they consider appropriate.

                              SHAREHOLDER PROPOSALS

     If any stockholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 2007, the proposal must be received by the Secretary of the Corporation at the principal executive offices of the Corporation, 165 N. Main Street, Killbuck, Ohio 44637, prior to the close of business on November 20, 2007. Proposals from shareholders for next year's annual meeting received by the Corporation after February 3, 2008 will be considered untimely. With respect to such proposals, the Corporation will vote all shares for which it has received proxies in the interest of the Corporation as determined in the sole discretion of its Board of Directors. The Corporation also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Corporation after November 20, 2007 but prior to February 3, 2008, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

     The Corporation's Code of Regulations establish advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a stockholder meeting, it is necessary that you notify the
Corporation: (i) with respect to an election to be held at an annual meeting of Shareholders, not fewer than 45 days in advance of the corresponding date for the date of the preceding year's annual meeting of Shareholders, and (ii) with respect to an election to be held at a special meeting of Shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Shareholders. Therefore a shareholder desiring to make a nomination for consideration at the annual meeting of the Corporation in 2008 must provide notice of such nominee to the Corporation not later than March 9, 2008. In addition, the notice must meet all other requirements contained in the Corporation's Code of Regulations. Any stockholder who wishes to take such action should obtain a copy of the Code of Regulations and may do so by written request addressed to the Secretary of the Corporation at the principal executive offices of the Corporation. Unless the Nominating and Governance Committee of the Board of Directors independently determines in its discretion to nominate your candidate for election to the Board, submitting a nomination in this manner in no way requires the Company to provide a spot for your candidate on its form of proxy.

                                  OTHER MATTERS

     The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation's 2006 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders on request. Address all requests, in writing, for this document to:
Mr. Luther E. Proper, President & CEO, Killbuck Bancshares, Inc., 165 N. Main Street, Killbuck, Ohio 44637.

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

     Only one Proxy Statement and Annual Report are being delivered to multiple security holders sharing an address unless the Corporation has received contrary instructions from one or more of the security holders. The Corporation will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a security holder at a shared address to which a single copy of the documents was delivered. To request separate delivery of these materials now or in the future, a security holder may submit a written request to the Secretary of Killbuck Bancshares, Inc. at 165 N. Main Street, Killbuck, Ohio 44637 or call (330) 276-4881. Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report and would like to receive a single copy of such materials may do so by directing their request to the Corporation in the manner provided above.

                            KILLBUCK BANCSHARES, INC.
                    165 N. MAIN STREET, KILLBUCK, OHIO 44637

                                      PROXY
                       PLEASE SIGN AND RETURN IMMEDIATELY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2007

     The undersigned hereby appoints LUTHER E. PROPER, KENNETH TAYLOR AND ALLAN MAST, or any one of them (with full power of substitution for me and in my name, place and stead), to vote all the common stock of Killbuck Bancshares, Inc. standing in my name on the books of said Corporation on March 16, 2007, at the stockholders meeting, to be held at THE MAIN OFFICE OF SAID CORPORATION LOCATED AT 165 N. MAIN STREET, KILLBUCK, OHIO ON APRIL 23, 2007 AT 7:00 P.M. (local time), or any adjournments thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.   ELECTION OF THREE DIRECTORS TO CLASS C

     The Board of Directors recommends a vote "For" the election of the following nominees to the Corporation's Board of Directors:

             Theodore A. Bratton   Max A. Miller   Michael S. Yoder

     For All the Nominees           Withholding Authority for All the Nominees

              [ ]                                       [ ]

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, INDICATE YOUR SELECTION AS "FOR ALL THE NOMINEES" AND DRAW A LINE THROUGH THE NAME OF SUCH NOMINEE OR NOMINEES FOR WHICH AUTHORITY IS WITHHELD.

2. THIS PROXY CONFERS ABSOLUTE DISCRETION TO VOTE ALL SHARES REPRESENTED HEREBY ON ANY BUSINESS AS MAY COME BEFORE THE MEETING (OR ANY ADJOURNMENT THEREOF) FOR WHICH THE CORPORATION HAD NOT RECEIVED PROPER NOTICE PRIOR TO FEBRUARY 3, 2007.

This proxy will be voted as directed above, and if no direction is given, will be voted FOR PROPOSAL 1.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY EITHER WRITTEN NOTICE OR PERSONALLY AT THE MEETING OR BY DELIVERY TO THE CORPORATION OF A SUBSEQUENTLY DATED AND PROPERLY EXECUTED FORM OF PROXY.

Dated:               , 2007
       --------------                   ----------------------------------------


                                        ----------------------------------------
                                                    Signatures of stockholder(s)

          THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON.
 (WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE
  GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS
                                  MUST SIGN.)